Exhibit 99.1
FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2014

-Economic Net Income of Operating Company was $3.9 Million-
-Economic Net Income Available to Class A Common Stockholders was $1.3 Million, or $0.12 per Diluted Class A Share-

New York, New York – August 12, 2014 – Tiptree Financial Inc. (“Tiptree” or the “Company”) (NASDAQ: TIPT), a diversified holding company which operates in four segments: insurance and insurance services, specialty finance (including corporate, consumer and tax-exempt credit), asset management and real estate, today announced its financial results for the second quarter ended June 30, 2014.

Highlights

•
Economic Net Income of Tiptree Operating Company, LLC (“Operating Company”), was $3.9 million; Economic Net Income available to Class A common stockholders was $1.3 million, or $0.12 per diluted Class A share.

•	GAAP Net Loss of Operating Company was $0.8 million; GAAP Net Income available to Tiptree Class A common stockholders was $1.1 million, or $0.10 per diluted Class A share.

•	Economic Book Value Per Share (including Tiptree level net assets) was $10.69 at June 30, 2014.

•	Total annualized economic return since inception as of June 30, 2014 was 12.7%. [1]

•	Total Economic Book Value Per Share annual growth rate since inception as of June 30, 2014 is 11.0%. [2]

•	Issued Telos CLO 2014-5, Ltd. on May 1, 2014, a $412 million CLO.

•	Entered into a $125 million warehouse facility for the Company’s sixth CLO. The warehouse facility was increased to $225 million after the quarter end.

•
Earlier today, Tiptree announced the signing of a merger agreement to acquire Fortegra Financial Corporation, a specialty insurance company, in an all cash transaction valued at approximately $218 million.

“We are pleased that we were able to produce sequential quarterly growth in our Economic Book Value per Share, despite reduced unrealized gains and management fee income in the second quarter and continued high cash balances,” said Geoffrey Kauffman, President and Chief Executive Officer of Tiptree. “In addition, today’s announcement of the Fortegra acquisition is a prime example of the type of long-term value-added opportunities we are looking for to grow our business. We are excited to add this valuable franchise to the Tiptree family, and will continue to look for additional long-term value-added growth opportunities while maintaining our disciplined and focused investment approach.”

(1)
This is the total Economic Return to original investors of Tiptree Financial Partners L.P. (“TFP”) since inception, which is calculated by taking the total life-to-date dividends received plus the Economic Book Value as of June 30, 2014.

(2)	This is calculated based upon the initial purchase price per share, net of fees and expenses, and Economic Book Value Per Share (including Tiptree level net assets) as of June 30, 2014.

Second Quarter 2014 Financial Overview

Economic Net Income of Operating Company
Economic Net Income of Operating Company for the quarter ended June 30, 2014 was $3.9 million compared to $6.3 million for the quarter ended June 30, 2013. Relative to the corresponding quarter in the prior year, Economic Net Income for the quarter ended June 30, 2014 was impacted by reductions in unrealized gains and management fee income of $1.7 million and $1.8 million, respectively. Economic unrealized gains and management fee income were directly affected by a sale of the Company’s Bickford portfolio in the second quarter of 2013, which resulted in a higher valuation for Tiptree’s investment in Care and corresponding higher management fees earned in the prior-year period. The economic unrealized gain relating to Tiptree’s investment in Care was partially offset by unrealized gains recognized during the quarter in the Company’s tax-exempt portfolio held at MFCA and warehouse positions.

In the second quarter of 2014 the Company experienced an increase in interest expense of $1.5 million relative to the prior year period, which was partially offset by $1.4 million in lower compensation expense and a reduction in distribution expense (convertible preferred) of $0.9 million. The increase in interest expense was due to additional borrowing on the Company’s credit facility which was closed in the third quarter of 2013. The $1.4 million decline in compensation expense was the direct result of a lower bonus accrual for the quarter ended June 30, 2014, due to lower Economic Net Income.

GAAP Net Income Available to Class A Common Stockholders
Net income available to Class A common stockholders for the quarter ended June 30, 2014 was $1.1 million compared to net income of $3.4 million for the same period in 2013. This was largely due to a reduction of $16.3 million from discontinued operations, partially offset by a $2.8 million increase in net income before taxes and income attributable to the CLOs and a $3.6 million increase in net income attributable to consolidated CLOs.

In addition, the Company experienced a $4.6 million net loss attributable to VIE subordinated noteholders, along with beneficial impact of reductions of $1.3 million and $10.8 million in the provision for income taxes and net income attributable to the noncontrolling interest, respectively. This resulted in income available to Class A common stockholders, of $1.1 million.

Year to Date Financial Overview
Economic Net Income of Operating Company
Economic Net Income of Operating Company for the year ended June 30, 2014 was $8.6 million compared to $18.5 million for the year ended June 30, 2013. Economic Net Income for the year was primarily due to lower: year over year economic unrealized gains of $10.3 million, management fee income of $1.9 million and an increase in interest expense of $3.1 million. This was partially offset by a reduction of $2.5 million in compensation expense and in distribution expense of $1.7 million.

GAAP Net Income Available to Class A Common Stockholders
Net income available to Class A common stockholders for the six month period ended June 30, 2014 was $2.1 million compared to net income of $4.7 million for the same period in 2013. This was largely due to lower contributions from discontinued operations of $17.1 million and income attributable to the CLOs of $5.1 million. These declines were offset, in part, by an increase of $3.4 million in net income before taxes and income attributable to CLOs and a reduction in tax expense of $2.2 million. This resulted in income available to Class A common stockholders, of $2.1 million.

Exchange of TFP Units for Tiptree Shares

On August 5, 2014, Tiptree issued an aggregate of 11,096,938 shares of Class A common stock to limited partners of TFP in exchange for an aggregate of 3,966,025 TFP partnership units in transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder. TFP delivered to Tiptree for cancellation one share of Class B common stock of Tiptree for each share of Class A common stock issued. As of August 5, 2014, there are 21,720,761 shares of Class A common stock of Tiptree outstanding and 19,871,939 shares of Class B common stock of Tiptree outstanding. As of August 5, 2014, there are 11,068,219 limited partnership units of TFP outstanding, of which Tiptree owns 3,966,025. Tiptree operates its business through Operating Company, which directly or indirectly owns all of Tiptree’s assets. Tiptree’s direct and indirect ownership of Operating Company is approximately 52% as of August 5, 2014. Tiptree’s percentage of Operating Company may increase in the future to the extent TFP limited partners exchange their limited partnership units of TFP for Class A common stock of Tiptree.

About Tiptree Financial Inc.
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in four industry segments: insurance and insurance services, specialty finance, asset management and real estate.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, the Company’s actual performance could be materially different from the results described or anticipated by its forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Economic Net Income
Economic Net Income (“ENI”) is a non-GAAP financial measure of profitability which Tiptree uses to measure the performance of its core business. Management believes that ENI reflects the nature and substance of the economic results of Tiptree’s businesses. Management also uses ENI as a measurement for determining incentive compensation. ENI as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. ENI should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP.
Economic Net Income Components
The following table details the individual revenue and expense components of the non-GAAP measure ENI for the periods indicated (in thousands):

	Three Months Ended June 30,			Year to Date
	2014	2013	$ Change	2014	2013	$ Change
Revenues:
Interest income	$1,731	$1,575	$156	$4,140	$1,792	$2,348
Dividend/distribution income	4,031	3,689	342	8,174	8,964	(790)
Realized gains (losses)	(1,055)	(1,130)	75	(752)	(1,008)	256
Unrealized gains	1,874	3,620	(1,746)	2,333	12,674	(10,341)
Management fee income	3,303	5,138	(1,835)	6,649	8,587	(1,938)
Total revenues	9,884	12,892	(3,008)	20,544	31,009	(10,465)
Expenses:
Compensation expense	2,032	3,456	(1,424)	4,356	6,904	(2,548)
Distribution expense (convertible preferred)	—	933	(933)	—	1,747	(1,747)
Interest expense	2,035	528	1,507	4,000	900	3,100
Professional fees and other	1,964	1,651	313	3,620	2,939	681
Total expense	6,031	6,568	(537)	11,976	12,490	(514)
Economic Net Income of Operating Company	3,853	6,324	(2,471)	8,568	18,519	(9,951)
Less: Economic Net Income attributable to TFP	2,869	4,749	(1,880)	6,380	13,906	(7,526)
Economic Net Income of Tiptree before tax provision	984	1,575	(591)	2,188	4,613	(2,425)
Less: Tax adjustment attributable to Tiptree	(324)	(327)	3	(537)	(327)	(210)
Economic Net Income of Tiptree	$1,308	$1,902	$(594)	$2,725	$4,940	$(2,215)

Reconciliation of GAAP Net Income to Economic Net Income
In addition to the other adjustments indicated in the table below, ENI includes the following adjustments: (i) adjustment to results from real estate to eliminate non-cash items similar to adjusted funds from operations (“AFFO”), which is a non-GAAP financial measure widely used in the real estate industry, (ii) in our insurance segment, adjustment for fair value on available for sale securities, which is a non-GAAP measure frequently used throughout the insurance industry, and (iii) in our specialty finance segment, VIEs are shown as if not consolidated.
The following is a reconciliation of GAAP Net Income attributable to Tiptree to ENI for the periods ended June 30, 2014 and 2013 (in thousands):

	Three Months Ended		Year to Date
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP Net Income of Tiptree	$1,071	$3,415	$2,096	$4,733
Plus: Tax adjustment attributable to Tiptree companies (1)	(1,271)	(1,314)	(2,106)	(1,314)
Plus: Portion of NCI held by TFP	(561)	10,325	(9)	14,329
GAAP Net (Loss)/Income of Operating Company	(761)	12,426	(19)	17,748

Adjustments:
Adjustments to results from real estate operations (2)	398	(4,737)	1,092	(3,402)
Effect of change in majority ownership of subsidiaries (3)	(57)	(234)	(67)	(376)
Fair value adjustments to carrying value (4)	(301)	(3,784)	(2,842)	989
Reversal of VIEs net losses (gains) attributable to TFI (5)	4,573	3,567	10,403	4,191
Reversal of TAMCO net gains for periods prior to acquisition of TAMCO (6)	—	21	—	(57)
TFP convertible preferred reclass of distributions to expense (7)	1	(935)	1	(1,748)
Foreign exchange reserve (8)	—	—	—	1,174
Economic Net Income of Operating Company	3,853	6,324	8,568	18,519
Less: Economic Net Income attributable to TFP	2,869	4,749	6,380	13,906
Economic Net Income of Tiptree before tax provision	984	1,575	2,188	4,613
Less: Tax adjustment attributable to Tiptree (9)	(324)	(327)	(537)	(327)
Economic Net Income of Tiptree	$1,308	$1,902	$2,725	$4,940

(1)Tax provision adjustment for Tiptree to reflect tax benefits at certain entities which reduces the tax expense at Operating Company.

(2)
Adjustments to results from real estate operations includes the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash equity compensation expenses, other non-cash charges, and incentive compensation adjustments for unconsolidated partnerships and joint ventures.

(3)
Effect of change in majority ownership of subsidiaries is the dilutive effect of Care Inc.’s issuance of shares related to the Contribution Transactions and stock-based compensation and the effect of Tiptree’s increased ownership of PFG due to the accretion of preferred shares.

(4)	Adjustment is to account at fair value for the CLO subordinated notes held by Tiptree and PFG’s available-for-sale securities. Fair values are obtained from independent third party pricing sources.

(5)	Reversal of VIEs net losses/(gains) attributable to Tiptree (see reconciliation table below in thousands):

	Three months ended June 30, 2014
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)
Telos 1	$(382)	$(5,376)
Telos 2	(6,210)	(6,507)
Telos 3 (a)	(14)	(239)
Telos 4	367	516
Telos 5	1,666	2,363
Total	$(4,573)	$(9,243)

	Three months ended June 30, 2013
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)
Telos 1	$(653)	$(9,181)
Telos 2	(2,521)	(2,641)
Telos 3	(393)	(994)
Total	$(3,567)	$(12,816)

	Six months ended June 30, 2014
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$(648)	$(9,120)	7.11%
Telos 2	(12,212)	(12,794)	95.45
Telos 3 (a)	(7)	(162)	4.3
Telos 4	798	1,123	71.08
Telos 5	1,666	2,363	70.51%
Total	$(10,403)	$(18,590)

	Six months ended June 30, 2013
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$(750)	$(10,544)	7.11%
Telos 2	(3,806)	(3,987)	95.45
Telos 3	365	1,520	24.05%
Total	$(4,191)	$(13,011)

(a) During 2014, Tiptree sold its ownership interest in Telos 3. This percentage reflects its ownership during the period a portion of the CLO was still owned.

(6)
The purchase of TAMCO on June 30, 2012 was accounted for as a combination of entities under common control. As a result, the assets and liabilities of TAMCO were presented as if TAMCO had been consolidated by Tiptree on January 1, 2010. For non-controlling interest, we reversed the effect of this recasting of financial information for prior periods.

(7)
Convertible preferred distribution reclassified as expense for purposes of ENI so as to reflect a cost of capital charge for outstanding convertible preferred. This class automatically converted to common shares effective July 1, 2013.

(8)	Reflects the timing difference on the recognition of yen exposure GAAP versus ENI.

(9)	Tax adjustment for Tiptree Financial Inc. only and not its consolidated subsidiaries.

Reconciliation of GAAP Book Value to Economic Book Value
Economic Book Value (“EBV”) is a non-GAAP financial measure which Tiptree uses to evaluate the performance of its core business. Management believes that EBV provides greater transparency and enhanced visibility into the underlying profitability drivers of our business and provides a useful, alternative view of the economic results of Tiptree’s businesses. EBV includes the following adjustments: (i) reversal of GAAP value for TAMCO and CLO VIEs and replacement with fair value, (ii) addition of life to date AFFO adjustments for real estate operations, (iii) reclassification of convertible preferred distributions to expense and (iv) foreign exchange timing adjustment.

EBV as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. EBV should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP. The following is a reconciliation of GAAP Book Value attributable to Tiptree to EBV as of June 30, 2014 and December 31, 2013 (in thousands except share data):

	June 30, 2014	December 31, 2013
Economic Book Value
GAAP TFI Total Capital	$561,279	$565,856
Less: Non-controlling interest in TFI	362,046	361,354
Less: Retained Earnings of consolidated TAMCO	76,404	84,591
GAAP Net Assets to Tiptree Class A Stockholders	122,829	119,911
Less: Net assets held directly at Tiptree	6,455	4,259
Plus: Portion of NCI held by TFP	339,436	339,283
GAAP Net Assets of Operating Company	455,810	454,935
Reversal of consolidation of TAMCO (including VIEs) (1)	(154,830)	(144,817)
Fair values of CLOs (2)	74,666	61,145
Value of TAMCO (3)	57,661	57,661
Adjustments to results from real estate operations (4)	4,772	3,711
Total Adjustments	(17,731)	(22,300)
Economic Operating Company Net Assets	$438,079	$432,635
Units outstanding (5)	41,587	41,525
Economic Tiptree Book Value Per Class A Share (6)	$10.53	$10.42
Net assets held directly at Tiptree	6,455	4,259
Economic Operating Company Net Assets (including Tiptree level net assets)	444,534	436,894
Economic Book Value Per Share (including Tiptree level net assets)	$10.69	$10.52

(1)
Under GAAP, Tiptree is required to consolidate all of the assets and liabilities of the VIEs managed by TAMCO on Tiptree’s balance sheet regardless of Tiptree’s economic interest. See Note 2(c) to the consolidated financial statements included in the 2013 Annual Report on Form 10-K. Adjustment is reversal of consolidation of TAMCO and VIEs.

(2)	Adjustment includes the fair value of our ownership position in the VIEs, which has been reversed as described in note (1) above.

(3)	Values TAMCO at the lower of cost or market, and reflects the valuation of the purchase price based on the value of the partnership units issued in consideration for TAMCO.

(4)
Adjustments to results from real estate operations reverses the amounts, since inception, related to the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash transaction expenses, non-cash equity compensation expenses, other non-cash charges, and incentive compensation adjustment for unconsolidated partnerships and joint ventures.

(5)
Assumes full redemption of Operating Company units for Class A common stock or exchange by TFP limited partners of their limited partnership units for shares of Class A common stock. Operating Company is owned approximately 25% by Tiptree and approximately 75% by TFP. Tiptree’s ownership is equal to the number of shares of Class A common stock and, pursuant to Operating Company’s limited liability agreement, this ratio will remain 1:1. TFP’s ownership is equal to 2.798 times the number of TFP partnership units outstanding and this ratio is expected to remain 2.798:1. There were 11,068 and 11,068 partnership units outstanding as of June 30, 2014 and December 31, 2013, respectively. The basic EBV per partnership unit was $29.46 and $29.16 as of June 30, 2014 and December 31, 2013, respectively. The basic EBV (including Tiptree level net assets) per partnership unit was $29.91 and $29.43 as of June 30, 2014 and December 31, 2013, respectively. As of August 5. 2014, Tiptree owned 36% of the limited partnership units of TFP.

(6)	As of March 31, 2014 was $10.50.

TIPTREE FINANCIAL INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets

Cash and cash equivalents – unrestricted	$122,050	$120,557
Cash and cash equivalents – restricted	22,796	26,395
Trading investments, at fair value	34,129	35,991
Investments in available for sale securities, at fair value (amortized cost: $17,669 and $17,708 in 2014 and 2013, respectively)	17,952	17,763
Loans held for sale, at fair value ($24,833 pledged as collateral at June 30, 2014 )	25,104	—
Investments in loans, at fair value	122,138	171,087
Loans owned, at amortized cost – net of allowance	55,003	40,260
Investments in partially-owned entities	8,691	9,972
Real estate	105,224	105,061
Policy loans	92,711	102,147
Deferred tax assets	5,327	3,310
Intangible assets	153,246	154,695
Goodwill	4,617	4,294
Other assets	51,166	49,201
Separate account assets	4,799,568	4,625,099
Assets of consolidated CLOs	1,758,909	1,414,616
Total assets	$7,378,631	$6,880,448
Liabilities and Stockholders’ Equity
Liabilities:
Derivative financial instruments, at fair value	$1,517	$598
U.S. Treasuries, short position	19,254	18,493
Debt	285,706	360,609
Policy liabilities	102,882	112,358
Due to brokers, dealers and trustees	71,068	8,193
Other liabilities and accrued expenses	15,264	13,636
Separate account liabilities	4,799,568	4,625,099
Liabilities of consolidated CLOs	1,522,093	1,175,606
Total liabilities	6,817,352	6,314,592
Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	—	—
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 10,617,947 and 10,556,390 shares issued and outstanding, respectively	11	11
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 30,968,877 and 30,968,877 shares issued and outstanding, respectively	31	31
Additional paid-in capital	101,586	100,903
Accumulated other comprehensive income	172	33
Retained earnings	21,029	18,933
Total stockholders’ equity of Tiptree Financial Inc.	122,829	119,911
Non-controlling interest	362,046	361,354
Appropriated retained earnings of consolidated TAMCO	76,404	84,591
Total stockholders’ equity	561,279	565,856
Total liabilities and stockholders’ equity	$7,378,631	$6,880,448

TIPTREE FINANCIAL INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Realized and unrealized gains:
Net realized (loss) gain on investments	$(1,044)	$(1,593)	$(902)	$(1,439)
Change in unrealized (depreciation) appreciation on investments	(227)	(3,058)	289	(2,500)
Income from investments in partially owned entities	336	1,324	680	1,413
Net realized and unrealized (loss) gain	(935)	(3,327)	67	(2,526)
Investment income:
Interest income	4,938	4,188	10,301	7,215
Separate account fees	5,525	5,504	11,012	10,810
Administrative service fees	12,589	12,165	24,941	24,096
Rental revenue	4,393	1,094	8,839	1,916
Gain on sale of loans held for sale, net	1,782	—	2,734	—
Other income	1,137	158	1,867	376
Total investment income	30,364	23,109	59,694	44,413
Total net realized and unrealized gains and investment income	$29,429	$19,782	$59,761	$41,887

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Expenses:
Interest expense	$6,259	$4,063	$12,221	$7,898
Payroll expense	12,513	8,896	23,083	17,524
Professional fees	2,824	2,580	3,914	3,952
Change in future policy benefits	1,072	1,196	2,197	2,313
Mortality expenses	2,583	2,638	5,225	5,252
Commission expense	174	619	1,158	1,174
Depreciation and amortization expenses	1,803	1,223	3,366	2,166
Other expenses	3,901	3,021	10,057	6,495
Total expenses	31,129	24,236	61,221	46,774
Net (loss) income before taxes and income attributable to consolidated CLOs from continuing operations	(1,700)	(4,454)	(1,460)	(4,887)
Results of consolidated CLOs:
Income attributable to consolidated CLOs	12,849	5,655	24,835	22,219
Expenses attributable to consolidated CLOs	14,997	11,417	28,989	21,238
Net (loss) income attributable to consolidated CLOs	(2,148)	(5,762)	(4,154)	981
Income before taxes from continuing operations	(3,848)	(10,216)	(5,614)	(3,906)
Provision for income taxes	497	1,816	926	3,115
(Loss) income from continuing operations	(4,345)	(12,032)	(6,540)	(7,021)
Discontinued operations:
Gain on sale of Bickford portfolio, net	—	15,463	—	15,463
Income from discontinued operations, net	—	806	—	1,647
Provision for income taxes	—	—	—	—
Discontinued operations, net	—	16,269	—	17,110
Net (loss) income	(4,345)	4,237	(6,540)	10,089
Less: Net (loss) income attributable to noncontrolling interest	(747)	10,072	(449)	14,177
Less: Net (loss) income attributable to VIE subordinated noteholders	(4,669)	(9,250)	(8,187)	(8,821)
Net income available to common stockholders	$1,071	$3,415	$2,096	$4,733
Net income (loss) per Class A common share:
Basic, continuing operations, net	$0.10	$(1.26)	$0.20	$(1.21)
Basic, discontinued operations, net	—	1.59	—	1.67
Net income basic	0.10	0.33	0.20	0.46
Diluted, continuing operations, net	0.10	(1.26)	0.20	(1.21)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Diluted, discontinued operations, net	—	1.59	—	1.67
Net income dilutive	$0.10	$0.33	$0.20	$0.46
Weighted average number of Class A common shares:
Basic	10,617,863	10,243,951	10,602,311	10,242,733
Diluted	10,617,863	10,243,951	10,602,311	10,242,733

Contact
Investor Relations
(212) 446-1400
ir@tiptreefinancial.com